Exhibit 10.2

SUMMARY SHEET OF EXECUTIVE CASH COMPENSATION

This Summary Sheet is being updated to reflect the adoption by the Company’s Compensation Committee (the “Committee”), on March 21, 2018, of the 2018 Award Formula under the Key Officers Incentive Plan (“KOIP”), as described below.

As previously reported, the following table sets forth annual base salaries provided to the Company’s principal executive officer, principal financial officer and other named executive officers in 2017 and as adopted for 2018 by the Committee on November 6, 2017.

Named Executive Officers	2017 Base Salary	2018 Base Salary
Karl G. Glassman, President and CEO	$1,175,000	$1,225,000
Matthew C. Flanigan, EVP and CFO	$550,000	$572,000
Perry E. Davis, EVP, President - Residential Products & Industrial Products	$500,000	$512,000
J. Mitchell Dolloff, EVP, President - Specialized Products & Furniture Products	$500,000	$512,000
Scott S. Douglas, SVP - General Counsel & Secretary[1]	$330,000	$380,000
Jack D. Crusa, SVP - Operations (through 12/31/2017)[2]	$152,000	N/A

[1]	Mr. Douglas’ base salaries are included in this disclosure because he is expected to be included as a named executive officer in the Company’s definitive proxy statement for the 2018 Annual Shareholders Meeting.
[2]	Mr. Crusa retired as of December 31, 2017. As part of Mr. Crusa’s retirement transition, he continued to receive an annual base salary of $380,000 until April 2, 2017 when such rate was reduced to $190,000. His salary rate was further reduced to $152,000 on July 9, 2017. He will not receive a salary in 2018.

Except as noted below, the named executive officers are eligible to receive an annual cash incentive under the Company’s 2014 KOIP (filed March 25, 2014 as Appendix A to the Company’s Proxy Statement) in accordance with the 2018 KOIP Award Formula (adopted March 21, 2018 and filed March 26, 2018 as Exhibit 10.1 to the Company’s Form 8-K). Each executive’s cash award is calculated by multiplying his annual base salary at the end of the KOIP plan year by a percentage set by the Committee (the “Target Percentage”), then applying the award formula adopted by the Committee for that year. Corporate Participants and Profit Center Participants have separate award calculations based on factors defined in the 2018 KOIP Award Formula. These factors include the achievement of Return on Capital Employed (60% relative weight), Cash Flow (for Glassman, Flanigan and Douglas) and Free Cash Flow (for Davis and Dolloff) each at 20% relative weight, and Individual Performance Goals established outside the KOIP (20% relative weight). As previously reported, the Target Percentages in 2017, and as adopted for 2018 by the Committee on November 6, 2017, for the principal executive officer, principal financial officer, and other named executive officers are shown in the following table.

Named Executive Officers	2017 KOIP Target Percentage	2018 KOIP Target Percentage
Karl G. Glassman, President and CEO	120%	120%
Matthew C. Flanigan, EVP and CFO	80%	80%
Perry E. Davis, EVP, President - Residential Products & Industrial Products	80%	80%
J. Mitchell Dolloff, EVP, President - Specialized Products & Furniture Products	80%	80%
Scott S. Douglas, SVP - General Counsel & Secretary[1]	50%	50%
Jack D. Crusa, SVP - Operations (through 12/31/2017)[2]	N/A	N/A

[1]	Mr. Douglas’ Target Percentages are included in this disclosure because he is expected to be included as a named executive officer in the Company’s definitive proxy statement for its 2018 Annual Shareholders Meeting.

[2]	Mr. Crusa retired as of December 31, 2017. As determined in January 2017, as part of Mr. Crusa’s retirement transition, he participated, in 2017, in the Company’s Key Management Incentive Compensation Plan (the “KMICP”), which is a cash bonus plan for non-executive officers. The KMICP award formula for Mr. Crusa was adopted on March 22, 2017 and included performance objectives based on Return on Capital Employed (70% relative weight) and Free Cash Flow (30% relative weight). It was calculated by multiplying his weighted average annual base salary for 2017 by his target percentage of 60%, then applying the award formula. For more information about the KMICP as it applied to Mr. Crusa for 2017, refer to the Company’s Form 8-K filed March 27, 2017. Because of his retirement, Mr. Crusa will not participate in the KOIP or the KMICP in 2018.

Individual Performance Goals. As previously reported, on November 6, 2017, the Committee adopted Individual Performance Goals (“IPGs”) for our named executive officers. The 2017 and 2018 KOIP Award Formulas recognize that 20% of each executive’s cash award in 2017 and 2018 respectively, under our KOIP will be based on the achievement of the IPGs. The IPGs for our named executive officers in 2018 are, and for 2017, were:

Named Executive Officers	2017 IPGs	2018 IPGs
Karl G. Glassman President and CEO	Strategic planning and succession planning	Implementation of growth strategy and succession planning

Matthew C. Flanigan EVP and CFO	Strategic planning, information technology projects, succession planning and efficiency initiatives	Implementation of growth strategy, succession planning and financial partner initiatives

Perry E. Davis EVP, President - Residential Products & Industrial Products	Growth initiatives and succession planning	Supply chain and growth initiatives and succession planning

J. Mitchell Dolloff EVP, President - Specialized Products & Furniture Products	Strategic planning, succession planning and efficiency initiatives	Implementation of growth strategy, succession planning and efficiency initiatives

Scott S. Douglas[1] SVP - General Counsel & Secretary	Strategic planning, succession planning and cost initiatives	Implementation of growth strategy and succession planning

Jack D. Crusa[2] SVP – Operations (through 12/31/2017)	None assigned	N/A

[1]	Mr. Douglas’ IPGs are being disclosed because he is expected to be included as a named executive officer in the Company’s definitive proxy statement for the 2018 Annual Shareholders Meeting.
[2]	Mr. Crusa retired as of December 31, 2017. As part of Mr. Crusa’s retirement transition, he participated in the KMICP in 2017, which is a cash bonus plan for non-executive officers. As such, he did not receive IPGs for 2017. Given his December 31, 2017 retirement, Mr. Crusa will not have IPGs in 2018.

The achievement of the IPGs is measured by the following schedule.

Individual Performance Goals Payout Schedule

(1-5 scale)

Achievement	Payout
1 - Did not achieve goal	0%
2 - Partially achieved goal	50%
3 - Substantially achieved goal	75%
4 - Fully achieved goal	100%
5 - Significantly exceeded goal	up to 150%

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